As filed with the Securities and Exchange Commission on October 19, 2006
                                                      Registration No. 033-48145
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                               NL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

               New Jersey                               13-5267260
       (State or other jurisdiction                  (I.R.S. Employer
          of incorporation or                       Identification No.)
            organization)

         Three Lincoln Centre
      5430 LBJ Freeway, Suite 1700
            Dallas, Texas                              75240-2697
        (Address of principal                          (Zip Code)
          executive offices)

                              --------------------

        NL INDUSTRIES, INC. 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                              --------------------

                            A. Andrew R. Louis, Esq.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697
                                 (972) 233-1700
                          (Name, address and telephone
                                     number
                    including area code of agent for service)


================================================================================

                                 DEREGISTRATION

     There are no outstanding stock options or other rights issued under the NL Industries, Inc. 1992 Non-Employee Director Stock Option Plan (the "Plan") and the Plan has terminated according to its terms. Accordingly, the registrant hereby deregisters any and all shares of the registrant's common stock, par value $0.125 per share, registered pursuant to this registration statement that will never be issued or sold under the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas on October 19, 2006.

                                             NL INDUSTRIES, INC.




                                             By:    /s/ Gregory M. Swalwell
                                                    ---------------------------
                                                    Gregory M. Swalwell
                                                    Vice President, Finance and
                                                    Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                      Title                             Date
--------------------          -----------------                 ----------------




/s/ Harold C. Simmons         Chairman of the Board and Chief   October 19, 2006
-----------------------       Executive Officer
Harold C. Simmons             (Principal Executive Officer)




/s/ Gregory M. Swalwell       Vice President, Finance and       October 19, 2006
-----------------------       Chief Financial Officer
Gregory M. Swalwell           (Principal Financial Officer)




/s/ Tim C. Hafer              Vice President and Controller     October 19, 2006
-----------------------       (Principal Accounting Officer)
Tim C. Hafer




/s/ Glenn R. Simmons          Director                          October 19, 2006
-----------------------
Glenn R. Simmons




/s/Cecil H. Moore, Jr.        Director                          October 19, 2006
-----------------------
Cecil H. Moore, Jr.





/s/ Thomas P. Stafford        Director                          October 19, 2006
-----------------------
Thomas P. Stafford





/s/ Steven L. Watson          Director                          October 19, 2006
-----------------------
Steven L. Watson




/s/ Terry N. Worrell          Director                          October 19, 2006
-----------------------
Terry N. Worrell